UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2009

PDF SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

000-31311

(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

333 West San Carlos Street, Suite 700

San Jose, CA 95110

(Address of principal executive offices, with zip code)

(408) 280-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 4.01. Changes in Registrant’s Certifying Accountant
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) On November 10, 2009, the Audit and Corporate Governance Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of PDF Solutions, Inc. (the “Company”) recommended to the Board the dismissal of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, which the Board unanimously approved.  The Company then notified Deloitte of the dismissal on November 10, 2009.

Deloitte’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except the modification of Deloitte’s reports as to the accounting principles as stated in the following paragraph.

Deloitte’s audit report on the consolidated financial statements of the Company as of December 31, 2008 and 2007, and for each of the three years in the period ended December 31, 2008, contained a separate paragraph stating that, effective January 1, 2007, the Company changed its method of accounting for its sabbatical program in accordance with guidance provided by Emerging Issues Task Force Issue No. 06-02, Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43 and its method of measuring and recognizing tax benefits associated with uncertain tax positions in accordance with Financial Accounting Standards Board Interpretation No. 48 Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109.

During the Company’s two most recent fiscal years ended December 31, 2008 and 2007 and the subsequent period through November 10, 2009, the Company did not have any disagreements (as defined in Item 304 (a) (1) (iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Also during this period, there have been no reportable events as that term is described in Item 304 (a) (1) (v) of Regulation S-K.

The Company has provided Deloitte with a copy of these disclosures and has requested that Deloitte furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. This letter from Deloitte is attached as Exhibit 16.1 to this current report on Form 8-K.

(b) As a result of a competitive request for proposal process undertaken by the Audit Committee, on November 10, 2009, the Audit Committee approved PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2009, subject to the execution of a formal engagement letter. In deciding to select PWC, the Audit Committee reviewed auditor independence issues and existing commercial relationships with PWC and concluded that PWC has no commercial relationship with the Company that would impair its independence. The Company did not engage PWC in any prior consultations during the Company’s fiscal years ended December 31, 2008 and 2007 or the subsequent period through the date of the filing of this current report on Form 8-K regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that PWC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304 (a) (1) (iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304 (a) (1) (v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated November 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC.
(Registrant)

By:	/s/ Keith A. Jones
Keith A. Jones
Vice President, Finance and Chief Financial Officer

Dated: November 13, 2009

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated November 13, 2009.